UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2008

FAVRILLE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10445 PACIFIC CENTER COURT
	SAN DIEGO, CALIFORNIA	92121
	(Address of Principal Executive Offices)	(Zip Code)

(858) 526-8000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As we previously reported on a Form 8-K filed August 22, 2008, on August 18, 2008, we received a Nasdaq Staff Deficiency Letter indicating that we have not maintained a minimum $10,000,000 stockholders’ equity as required for continued listing on the Nasdaq Global Market under Marketplace Rule 4450(a)(3). Nasdaq initially requested that we provide, by September 2, 2008, a specific plan to achieve and sustain compliance with all Nasdaq Global Market listing requirements, including the minimum stockholders’ equity requirement. We requested and received an extension of the deadline for delivery of the foregoing compliance plan until September 16, 2008. If we are unable to deliver Nasdaq a compliance plan on or prior to September 16, 2008, or if after review of the plan, Nasdaq has determined that we have not presented a definitive plan to achieve compliance with all Nasdaq Global Market listing requirements in the short term and sustain compliance in the long term, Nasdaq will provide written notification that our common stock will be delisted, after which we may appeal the staff determination to the Nasdaq Listing Qualifications Panel if we so choose.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2008, our Board of Directors approved an extension of the Retention Plan (“Plan”) dated June 26, 2008 for Tamara A. Seymour, our Chief Financial Officer, which is designed to provide Ms. Seymour an incentive to contribute towards conserving and maximizing the value of our assets. Under the extension of the Plan, Ms. Seymour is entitled to receive the enhancement to her base salary approved in the initial Plan through October 1, 2008, at which time the Plan may be reassessed. The description of the extension of the Plan is qualified in its entirety by the terms of the letter agreement describing such extension which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

10.1                           Letter Agreement between the Registrant and Tamara A. Seymour dated September 7, 2008.(1)

(1)                                  Indicates management contract or compensatory plan.

Statements in this Form 8-K that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Favrille’s continued listing on, or delisting from, the Nasdaq Global Market and Favrille’s product candidates, proprietary technologies and research and clinical development programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Favrille’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to Favrille’s listing status and potential delisting of Favrille’s common stock from The Nasdaq Global Market, Favrille’s ability to continue its operations, conserve cash or recognize value on its assets and additional risks discussed in Favrille’s filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Favrille is providing this information as of the date of this Form 8-K and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: September 11, 2008		Tamara A. Seymour
Chief Financial Officer

Index to Exhibits

10.1                           Letter Agreement between the Registrant and Tamara A. Seymour dated September 7, 2008.(1)

(1)           Indicates management contract or compensatory plan.